Exhibit 99.1

Designer Brands Inc. Reports Third Quarter 2021 Financial Results
Record setting third quarter gross profit, operating income and EPS
Comparable sales were up 40.8% in the third quarter of fiscal 2021
Inventory for the retail segments significantly improved to end the third quarter flat to the same period in fiscal 2019
The Company announces guidance for the fourth quarter of fiscal 2021

COLUMBUS, Ohio, December 7, 2021 - Designer Brands Inc. (NYSE: DBI) (the "Company" and "Designer Brands"), one of North America's largest designers, producers, and retailers of footwear and accessories, announced financial results for the three months ended October 30, 2021, compared to the three months ended October 31, 2020.

Roger Rawlins, Chief Executive Officer, stated, "Designer Brands’ outstanding third quarter results demonstrate the efficacy of our strategic plans that were set in motion prior to the onset of the pandemic and accelerated over the last 18 months. We continue to see strength in our key assortment distortion areas including athletic and athleisure, kid’s, and men’s, all powered by the Top 50 Brands in footwear, as well as a return to growth in our vertical brands. This drove record-setting margin expansion in the third quarter and our expectation is that these areas will continue to drive our long-term margin profile with these shifts being a permanent part of our go-forward model.
"We are energized by the strength of our strategy and our record-setting results, despite unseasonably warm weather and industry-wide supply chain challenges. Looking forward, we are continuing to focus on our three key strategic pillars – customer, brand, and speed – to remove friction, acquire new customers, evolve our assortment to match consumer preferences, and move product to our customers faster and more efficiently."

Third Quarter Results
•Net sales increased 30.7% to $853.5 million in the third quarter of fiscal 2021 compared to the same period last year.
•Comparable sales increased 40.8% for the third quarter of fiscal 2021.

•Gross profit increased to a record $313.6 million in the third quarter of fiscal 2021 versus $165.7 million last year, and gross margin as a percentage of net sales was a record 36.7% as compared to 25.4% for the same period last year and 29.3% for the third quarter of fiscal 2019.
•Reported net income in the third quarter of fiscal 2021 was $80.2 million, or $1.04 diluted earnings per share ("EPS"), including net benefits of $0.18 per diluted share from adjusted items, primarily related the change in the valuation allowance on deferred tax assets.
•Adjusted net income in the third quarter of fiscal 2021 was $66.6 million, or $0.86 diluted EPS, compared to an adjusted net loss of $18.6 million, or $0.26 loss per diluted share, for the third quarter of fiscal 2020.

Liquidity Highlights
•Cash and cash equivalents totaled $83.1 million at the end of the third quarter of fiscal 2021 compared to $114.5 million for the same period last year, with $394.7 million available for borrowings under our senior secured asset-based revolving credit facility ("ABL Revolver"). Debt totaled $227.9 million at the end of the third quarter of fiscal 2021 compared to $337.1 million debt outstanding for the same period last year.
•The Company ended the quarter with inventories of $602.1 million compared to $546.0 million for the same period last year.

Store Openings and Closings
During the third quarter of fiscal 2021, we opened four new stores in the U.S. and one new store in Canada, and we closed four stores in the U.S., resulting in a total of 515 U.S. stores and 144 Canadian stores as of October 30, 2021.

Outlook for the Fourth Quarter of Fiscal 2021
The Company has announced new guidance for the fourth quarter of fiscal 2021. Consolidated net sales are expected to be flat to up low-single digits compared to the fourth quarter of fiscal 2019. The Company expects this to result in a diluted EPS in the range of $0.10 to $0.15 for the fourth quarter of fiscal 2021.

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial-in, 1-412-317-6061, and reference conference ID number 7726369 approximately ten minutes prior to the start of the conference call. The conference call will also be broadcast live over the internet and can be accessed through the following link:
https://www.webcaster4.com/Webcast/Page/1213/43794
For those unable to listen to the live webcast, an archived version will be available via the same website address until February 21, 2022. A replay of the teleconference will be available by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 101622231

About Designer Brands
Designer Brands is one of North America's largest designers, producers, and retailers of footwear and accessories. The Company operates a portfolio of retail concepts in nearly 700 locations under the DSW Designer Shoe Warehouse®, The Shoe Company®, and Shoe Warehouse® banners. The Company designs and produces footwear and accessories through Camuto Group, a leading manufacturer selling in more than 5,400 stores worldwide. Camuto Group owns licensing rights for the Jessica Simpson® footwear business and footwear and handbag licenses for Lucky Brand®. In partnership with a joint venture with Authentic Brands Group, the Company also owns a stake in Vince Camuto®, Louise et Cie®, and others. More information can be found at www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current expectations and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to:

risks and uncertainty related to the continued outbreak of the coronavirus ("COVID-19"), any future COVID-19 resurgence, including the potential for more severe or contagious variants, and any other adverse public health developments; risks related to losses or disruptions associated with our distribution systems, including our distribution and fulfillment centers and our stores, whether as a result of the impacts of the COVID-19 pandemic, supply chain disruptions, labor shortages, reliance on third-party providers, cyber-related attacks, or otherwise; labor disruptions and other risks as a result of the impacts of vaccine mandates and other governmental regulations relating to the ongoing COVID-19 pandemic; our ability to protect the health and safety of our associates and our customers, which may be affected by current or future government regulations related to stay-at-home orders, vaccine mandates, and orders related to the operation of non-essential businesses; risks related to our international operations, including international trade, our reliance on foreign sources for merchandise and related supply chain disruptions, exposure to political, economic, operational, compliance, and other risks, and fluctuations in foreign currency exchange rates; maintaining strong relationships with our vendors, manufacturers, licensors, and retailer customers; our ability to anticipate and respond to fashion trends, consumer preferences, and changing customer expectations; risks related to restrictions on our ABL Revolver and senior secured term loan that could limit our ability to fund operations; our reliance on our loyalty programs and marketing to drive traffic, sales, and customer loyalty; failure to retain our key executives or attract qualified new personnel; risks related to the loss or disruption of our information systems and data and our ability to prevent or mitigate breaches of our information security and the compromise of sensitive and confidential data; our ability to comply with privacy laws and regulations, as well as other legal obligations; our ability to protect our reputation and to maintain the brands we license; uncertain general economic, political, and social conditions and the related impacts to consumer discretionary spending; our competitiveness with respect to style, price, brand availability, and customer service; our ability to provide customers cost-effective shopping platforms; and uncertainty related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our expectations are described in the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 2021, and risk factors identified in the Company's other filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Except as may be required by law, the Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended		Change
(dollars in thousands)	October 30, 2021	October 31, 2020	Amount	%
Segment net sales:
U.S. Retail	$709,608	$501,901	$207,707	41.4%
Canada Retail	74,792	61,598	13,194	21.4%
Brand Portfolio	103,919	83,905	20,014	23.9%
Other	—	27,020	(27,020)	NM
Total segment net sales	888,319	674,424	213,895	31.7%
Elimination of intersegment net sales	(34,852)	(21,554)	(13,298)	61.7%
Consolidated net sales	$853,467	$652,870	$200,597	30.7%

	Nine months ended		Change
(dollars in thousands)	October 30, 2021	October 31, 2020	Amount	%
Segment net sales:
U.S. Retail	$2,053,359	$1,272,951	$780,408	61.3%
Canada Retail	172,981	140,509	32,472	23.1%
Brand Portfolio	211,875	196,476	15,399	7.8%
Other	—	62,909	(62,909)	NM
Total segment net sales	2,438,215	1,672,845	765,370	45.8%
Elimination of intersegment net sales	(64,258)	(47,478)	(16,780)	35.3%
Consolidated net sales	$2,373,957	$1,625,367	$748,590	46.1%
NM - Not meaningful

Comparable Sales
	Three months ended		Nine months ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Change in comparable sales:
U.S. Retail segment	43.9%	(31.9)%	62.6%	(39.6)%
Canada Retail segment	15.2%	(18.7)%	13.7%	(25.5)%
Brand Portfolio segment - direct-to-consumer channel	50.4%	13.4%	22.8%	61.4%
Other	NA	NA	NA	(50.4)%
Total comparable sales	40.8%	(30.4)%	57.4%	(38.4)%
NA - Not applicable

Store Count
	October 30, 2021		October 31, 2020
(square footage in thousands)	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW stores	515	10,457	524	10,633
Canada Retail segment:
The Shoe Company / Shoe Warehouse stores	117	617	118	626
DSW stores	27	536	27	536
	144	1,153	145	1,162
Total number of stores	659	11,610	669	11,795

Gross Profit
	Three months ended
	October 30, 2021		October 31, 2020		Change
(dollars in thousands)	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$258,059	36.4%	$117,679	23.4%	$140,380	119.3%	1,300
Canada Retail	28,588	38.2%	18,905	30.7%	$9,683	51.2%	750
Brand Portfolio	32,329	31.1%	22,128	26.4%	$10,201	46.1%	470
Other	—	—%	6,272	23.2%	$(6,272)	NM	NM
	318,976		164,984
Net recognition (elimination) of intersegment gross profit	(5,359)		672
Gross profit	$313,617	36.7%	$165,656	25.4%	$147,961	89.3%	1,130

	Nine months ended
	October 30, 2021		October 31, 2020		Change
(dollars in thousands)	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$708,065	34.5%	$124,806	9.8%	$583,259	467.3%	2,470
Canada Retail	58,191	33.6%	22,244	15.8%	$35,947	161.6%	1,780
Brand Portfolio	52,788	24.9%	24,592	12.5%	$28,196	114.7%	1,240
Other	—	—%	962	1.5%	$(962)	NM	NM
	819,044		172,604
Net recognition (elimination) of intersegment gross profit	(4,635)		3,634
Gross profit	$814,409	34.3%	$176,238	10.8%	$638,171	362.1%	2,350
NM - Not meaningful

Intersegment Eliminations
	Three months ended
(in thousands)	October 30, 2021	October 31, 2020
Elimination of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(34,852)	$(21,554)
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	22,950	17,155
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	6,543	5,071
Net recognition (elimination) of intersegment gross profit	$(5,359)	$672

	Nine months ended
(in thousands)	October 30, 2021	October 31, 2020
Elimination of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(64,258)	$(47,478)
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	43,592	34,116
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	16,031	16,996
Net recognition (elimination) of intersegment gross profit	$(4,635)	$3,634

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Nine months ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Net sales	$853,467	$652,870	$2,373,957	$1,625,367
Cost of sales	(539,850)	(487,214)	(1,559,548)	(1,449,129)
Gross profit	313,617	165,656	814,409	176,238
Operating expenses	(211,909)	(196,067)	(637,108)	(551,712)
Income from equity investment	2,600	1,902	6,598	6,325
Impairment charges	—	(30,081)	(1,174)	(149,363)
Operating profit (loss)	104,308	(58,590)	182,725	(518,512)
Interest expense, net	(7,706)	(9,009)	(24,592)	(14,955)
Non-operating income, net	172	24	734	680
Income (loss) before income taxes	96,774	(67,575)	158,867	(532,787)
Income tax benefit (provision)	(16,590)	26,932	(18,797)	178,072
Net income (loss)	$80,184	$(40,643)	$140,070	$(354,715)
Diluted earnings (loss) per share	$1.04	$(0.56)	$1.81	$(4.92)
Weighted average diluted shares	77,135	72,344	77,216	72,134

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	October 30, 2021	January 30, 2021	October 31, 2020
Assets
Cash and cash equivalents	$83,069	$59,581	$114,531
Receivables, net	231,391	196,049	61,840
Inventories	602,101	473,183	545,954
Prepaid expenses and other current assets	53,756	51,772	54,577
Total current assets	970,317	780,585	776,902
Property and equipment, net	263,581	296,469	313,102
Operating lease assets	664,646	700,481	728,871
Goodwill	93,655	93,655	93,655
Intangible assets, net	16,005	15,635	15,652
Deferred tax assets	—	—	208,976
Equity investment	56,623	58,598	57,978
Other assets	29,117	31,172	31,585
Total assets	$2,093,944	$1,976,595	$2,226,721
Liabilities and shareholders' equity
Accounts payable	$401,280	$245,071	$371,382
Accrued expenses	211,017	200,326	171,261
Current maturities of long-term debt	62,500	62,500	62,500
Current operating lease liabilities	206,065	244,786	226,423
Total current liabilities	880,862	752,683	831,566
Long-term debt	165,422	272,319	274,635
Non-current operating lease liabilities	622,273	677,735	721,771
Other non-current liabilities	31,726	30,841	28,228
Total liabilities	1,700,283	1,733,578	1,856,200
Total shareholders' equity	393,661	243,017	370,521
Total liabilities and shareholders' equity	$2,093,944	$1,976,595	$2,226,721

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Nine months ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Operating expenses	$(211,909)	$(196,067)	$(637,108)	$(551,712)
Non-GAAP adjustments:
Integration and restructuring expenses	—	816	2,836	11,019
Target acquisition costs (credits)	(2,107)	—	3,226	—
Gain on settlement	—	—	—	(8,990)
Adjusted operating expenses	$(214,016)	$(195,251)	$(631,046)	$(549,683)
Operating profit (loss)	$104,308	$(58,590)	$182,725	$(518,512)
Non-GAAP adjustments:
Integration and restructuring expenses	—	816	2,836	11,019
Target acquisition costs (credits)	(2,107)	—	3,226	—
Gain on settlement	—	—	—	(8,990)
Impairment charges	—	30,081	1,174	149,363
Total non-GAAP adjustments	(2,107)	30,897	7,236	151,392
Adjusted operating profit (loss)	$102,201	$(27,693)	$189,961	$(367,120)
Net income (loss)	$80,184	$(40,643)	$140,070	$(354,715)
Non-GAAP adjustments:
Integration and restructuring expenses	—	816	2,836	11,019
Target acquisition costs (credits)	(2,107)	—	3,226	—
Gain on settlement	—	—	—	(8,990)
Impairment charges	—	30,081	1,174	149,363
Foreign currency transaction gains	(172)	(25)	(734)	(368)
Total non-GAAP adjustments before tax effect	(2,279)	30,872	6,502	151,024
Tax effect of non-GAAP adjustments	560	(8,788)	(1,619)	(39,319)
Valuation allowance change on deferred tax assets	(11,873)	—	(25,450)	—
Total adjustments, after tax	(13,592)	22,084	(20,567)	111,705
Adjusted net income (loss)	$66,592	$(18,559)	$119,503	$(243,010)
Diluted earnings (loss) per share	$1.04	$(0.56)	$1.81	$(4.92)
Adjusted diluted earnings (loss) per share	$0.86	$(0.26)	$1.55	$(3.37)

Non-GAAP Measures
To supplement amounts presented in our unaudited condensed consolidated financial statements determined in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses certain non-GAAP financial measures, including adjusted operating expenses, adjusted operating profit (loss), adjusted net income (loss), and adjusted diluted earnings (loss) per share as shown in the table above. These measures adjust for the effects of: (1) integration and restructuring expenses, including severance charges; (2) impairment charges and a related gain on settlement; (3) target acquisition costs (credits); (4) foreign currency transaction gains; (5) the net tax impact of such items; and (6) the change in the valuation allowance on deferred tax assets. The unaudited reconciliation of adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis, when reviewed in conjunction with the Company’s GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations.

Revised Non-GAAP Measures
Beginning with the fourth quarter of fiscal 2020, the Company revised its determination of adjusted financial results by eliminating the immaterial adjustments related to COVID-19 incremental costs (credits), net, and amortization of intangible assets. These revisions align with how management currently evaluates the performance of the business. The Company has recast its third quarter of fiscal 2020 non-GAAP financial measures to conform to the revised presentation as set forth in the table above.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com